SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)December 26, 1996


UNITED WASTE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)


Delaware                 0-20868             3-3532338
(State or Other     (Commission File number) (IRS Employer
Jurisdiction of                              Identification No.)
Incorporation)

Four Greenwich Office Park, Greenwich, Connecticut     06830
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (203) 622-3131

Item 5.  Other Events

      The acquisitions that the Registrant completed in December 1996 include, among others, two that were accounted for as pooling-of-interests. During the month of January 1997 (i.e, the first full calendar month following completion of such acquisitions), the Registrant had consolidated revenues, net income and earnings per share of $29,679,348, $2,917,294 and $.07.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of March, 1997.

UNITED WASTE SYSTEMS INC.



By:  Michael J. Nolan
     -----------------
     Name:  Michael J. Nolan
     Title:  Chief Financial Officer